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                                                                   EXHIBIT 23




                               AMOCO CORPORATION



                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-52575, 33-66170, 33-51475, 33-55748, 33-
   42950,  33-52579,   33-40099,  and   33-5332)  and  in   the  Prospectuses
   constituting part of the Registration Statements on Forms S-3 (Nos. 33-11635 and 33-22897) of Amoco Corporation of our report dated February 22, 1994 appearing on page 33 of this Form 10-K.





   PRICE WATERHOUSE

   Chicago, Illinois
   March 22, 1994
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